UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. N/A)

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☐	Soliciting Material Pursuant to §240.14a-12

CONMED HEALTHCARE MANAGEMENT, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONMED HEALTHCARE MANAGEMENT, INC.
7250 Parkway Drive
Suite 400
Hanover, Maryland 21076

April 20, 2011

Dear Fellow Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Conmed Healthcare Management, Inc. to be held at 10:00 a.m. on Tuesday, May 24, 2011 at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036.  At the Annual Meeting, you will be asked to elect directors and to ratify the appointment of the Company’s independent auditors. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether you plan to attend in person or not, we encourage you to vote your shares so that they are represented at the Annual Meeting.  We look forward to seeing you at the Annual Meeting.

Thank you for your investment and continued interest in Conmed Healthcare Management, Inc.

Sincerely,

/s/ Richard W. Turner, Ph.D.
Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer

CONMED HEALTHCARE MANAGEMENT, INC.
7250 Parkway Drive
Suite 400
Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 24, 2011

To our Stockholders:

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Conmed Healthcare Management, Inc. (the “Company”), a Delaware corporation, will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, on Tuesday, May 24, 2011 at 10:00 a.m., for the following purposes:

(1)	To elect six Directors to the Board of Directors to serve until the 2012 annual meeting of stockholders and until their successors have been duly elected or appointed and qualified;

(2)
To ratify the appointment by the Audit Committee of our Board of Directors of McGladrey & Pullen, LLP (“McGladrey”) to serve as the Company’s independent auditors for the fiscal year ending December 31, 2011;

(3)	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 15, 2011, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of ten days prior to the Annual Meeting, a list of stockholders will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A list of stockholders will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on May 24, 2011.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ Richard W. Turner, Ph.D.
Richard W. Turner, Ph.D., Chairman
April 20, 2011

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 24, 2011.

The Proxy Statement and 2010 Annual Report on Form 10-K
are available through the “Investor Information” link on our website at
www.conmedinc.com

CONMED HEALTHCARE MANAGEMENT, INC.
7250 Parkway Drive
Suite 400, Hanover, Maryland 21076

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Conmed Healthcare Management, Inc. of proxies to be voted at the 2011 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 24, 2011 at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 and at any adjournments thereof. In this proxy statement, Conmed Healthcare Management, Inc. is referred to as “we”, “us”, “our” or “the Company” unless the context indicates otherwise.

The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect six Directors to the Board of Directors to serve until the 2012 annual meeting of stockholders and until their successors have been duly elected or appointed and qualified; (ii) to ratify the appointment by the Audit Committee of our Board of Directors of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2011; and (iii) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals.

The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is on or about April 26, 2011.  A copy of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission (“SEC”), accompanies this Proxy Statement, but should not be considered proxy solicitation material. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to the principal executive offices of the Company:  Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, Attn: Secretary.  The telephone number is (410) 567-5520.

Stockholders Entitled to Vote

Only holders of record of the Common Stock of the Company at the close of business on April 15, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting.  As of the Record Date, there were 12,846,288, outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Voting of Proxies

The Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for the election of all of our director candidates, withhold authority to vote for any one or more of our director candidates or withhold authority to vote for all of our director candidates.  You may vote for, vote against or abstain from voting for the proposal to ratify the appointment by the Audit Committee of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2011.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares “FOR” the election of our director candidates and “FOR” the ratification of the appointment by the Audit Committee of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2011 and in our proxies’ discretion on such other matters as may properly be raised at the meeting.

You may receive more than one proxy or voting card depending on how you hold your shares.  Shares registered in your name are covered by one card.  If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Quorum

The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

Vote Required

Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for approval of the ratification of the selection of McGladrey as independent auditors of the Company for the fiscal year ending December 31, 2011 described in Proposal 2.

Effect of Abstentions

Abstentions will be counted as present for purposes of determining a quorum but will have the effect of a negative vote on matters other than the election of directors.

Effect of Broker Non-Votes

Brokers holding shares for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of such shares.  If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved.  “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals.  Brokers have discretionary authority under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items, such as the ratification of the appointment of the independent auditors (Proposal 2) and, accordingly, your shares may be voted by your broker on Proposal 2.  Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

All proxies received will be voted in accordance with the choices specified on such proxies. Proxies will be voted in favor of a proposal if no contrary specification is made. All valid proxies obtained will be voted at the discretion of the persons named in the proxy with respect to any other business that may come before the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six members each of whom has been nominated for election to the Board to serve as a director until the next annual meeting and until their successors are duly elected or appointed and qualified.  Unless a stockholder WITHHOLDS AUTHORITY or the proxy contains contrary instructions, a properly signed and dated proxy will be voted “FOR” the election of all of the persons named below. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the six nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director are set forth below.

Biographical Summaries of Nominees for the Board of Directors

Name of Nominee Age	Age	Position with the Company	Director Since
Richard W. Turner, Ph.D.	64	Chairman, Chief Executive Officer and Director	2007

John Pappajohn	82	Director	1995

Edward B. Berger	82	Director	2007

John W. Colloton	80	Director	2007

Charles Crocker	72	Director	2010

Jeffrey W. Runge	55	Director	2011

Richard W. Turner, Ph.D. – Chairman of the Board of Directors and Chief Executive Officer

Dr. Turner has been our Chairman, Chief Executive Officer and a Director since May 2008. He became President, Chief Executive Officer and a Director in 2007. Prior to consulting for Pace Health Management Systems, Inc., our predecessor in interest, in May 2006, Dr. Turner served as President and Chief Executive Officer of EyeTel Imaging, Inc. from January 2004 to May 2006. Prior to January 2004, Dr. Turner served as President and Chief Executive Officer of BEI Medical Systems Company, Inc. (“BEI Medical”), a company engaged in the development and marketing of a minimally invasive endometrial ablation system. BEI Medical was sold to Boston Scientific Corp. for approximately $95 million in 2002. Dr. Turner brings many years of leadership experience to the Board of Directors, having held executive leadership positions in the medical industry for approximately 26 years, including President and Director of CooperLaserSonics, Inc., President of CooperVision, Inc., President, Chief Executive Officer and Director of Pancretec, Inc. (sold to Abbott Labs, Inc.) and President of Kay Laboratories (sold to Baxter, Inc.). Dr. Turner graduated from Old Dominion University with a Bachelor of Science degree, earned his M.B.A. from Pepperdine University and earned his Ph.D. from Berne University.

John Pappajohn - Director

Mr. Pappajohn has been a Director of the Company since 1995, having served on the Board of Directors of Pace Health Management Systems, Inc., our predecessor in interest, since 1995, and is the Chairman of our Compensation Committee. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, both located in Des Moines, Iowa. He also serves as a director for the following public companies: American Caresource Holdings, Inc., CNS Response, Inc., and Pharmathene, Inc. From 2007 to 2009, Mr. Pappajohn served as a director for SpectraScience, Inc. From 1995 to 2010, Mr. Pappajohn served as a director of Careguide, Inc., which was a public company through January 2009. Mr. Pappajohn received his B.S.C. from the University of Iowa. Mr. Pappajohn is a valuable asset to the Board of Directors with unparalleled experience serving as a director of more than 40 companies and substantial insight into the life sciences and healthcare industries by having been an active private equity investor in healthcare companies for more than 40 years, and by founding and supporting several public healthcare companies.

Edward B. Berger - Director

Mr. Berger has served on our Board of Directors since March 2007 and is Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Berger has served as a director of American CareSource Holdings, Inc. since March 2006. For the past 25 years, Mr. Berger has been President of Berger Equities Inc., a real estate investment firm owned by Mr. Berger and his spouse. For the past seven years, Mr. Berger has been the sole owner and member of A+ Consulting, L.L.C. In June 2002, Mr. Berger became an independent director of CardSystems Solutions, Inc. (“CardSystems”), a privately held credit card processing company and was associated with CardSystems through November 2007. In 2006, CardSystems agreed to settle Federal Trade Commission charges that it failed to take appropriate security measures to protect consumer information, leaving data vulnerable to security breaches and fraudulent consumer credit card purchases. By way of settlement, CardSystems agreed to implement a comprehensive information security program and obtain audits by an independent third-party security professional every other year for 20 years. On May 11, 2006, the board of directors of CardSystems determined that it was in the best interests of its stockholders to liquidate its assets in a Chapter 11 bankruptcy. Upon the resignation of each member of the board of directors and at the request of certain stockholders of CardSystems, Mr. Berger agreed to become the sole director, Chief Executive Officer and liquidating agent for CardSystems. On May 12, 2006, CardSystems filed for bankruptcy protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. As its liquidating agent, Mr. Berger oversaw CardSystems’ Chapter 11 bankruptcy and liquidation. With the liquidation of CardSystems nearing completion, Mr. Berger resigned as the Chief Executive Officer and sole director of CardSystems in November 2007. Mr. Berger received a Juris Doctorate from New York Law School and a Masters Degree in Education as well as a Bachelor of Arts Degree in History and English from the University of Arizona. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College, Retired Chairman of the Desert Angels Inc., an angel investment group, and recently retired as Chairman of the MBA Advisory Council, Eller Graduate School of Management, at the University of Arizona. Mr. Berger brings extensive experience in the healthcare industry to the Board of Directors, having served as past President and CEO of Palo Verde Hospital, past President and member of the Board of Trustees of Kino Community Hospital, and past member of the Long Range Planning Committee of Tucson Medical Center, all in Tucson, Arizona.

John W. Colloton - Director

Mr. Colloton has served on our Board of Directors since July 2007 and is a member of our Audit Committee. He is currently Director Emeritus of the University of Iowa Hospitals and Clinics and served as the lead director of Wellmark, Inc. (Iowa-South Dakota Blue Cross and Blue Shield) from 2000 to 2008 during a 35-year tenure on the Wellmark board. He was Chairman of the Wellmark board from 1993 to 1996. He also serves as a director of American Caresource Holdings, Inc. From 1989 to 2003, Mr. Colloton served as a director of Baxter International Inc. and from 2004 to 2006, he served as a director of Allion Healthcare Inc. From 1971 to 1993, Mr. Colloton was director and Chief Executive Officer of the University of Iowa Hospitals and Clinics, and from 1993 through 2000, he served as Vice President of the University of Iowa for Statewide Health Services. Mr. Colloton received his B.A. in business administration from Loras College and holds a masters degree in hospital administration from the University of Iowa. Mr. Colloton’s outstanding accomplishments in Iowa have projected him into national prominence in healthcare, health science education and federal policymaking. His blend of contributions to both the voluntary non-profit and corporate enterprise sectors resulted in his induction into the National Health Care Hall of Fame in 2003. His background gives Mr. Colloton unique credentials with which to represent the leadership of the health industry, which makes him a valuable asset to the Board.

Charles Crocker - Director

Mr. Crocker has served on our Board of Directors since November 2010 and is a member of our Audit Committee and Compensation Committee. Mr. Crocker currently serves as the Chairman and Chief Executive Officer of Crocker Capital, Inc., a private venture capital firm.  Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric SA, a global French conglomerate, until January 2006.  Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric.  Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics, Inc. from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc.  He has served as a director of Teledyne Technologies Incorporated since 2001, and a director of Franklin Resources, Inc. since 2003, and its subsidiary, Fiduciary Trust International. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco.  Mr. Crocker received a B.S. degree from Stanford University and an M.B.A from the University of California, Berkeley.  Mr. Crocker brings valuable professional experience with technology companies to the Board of Directors, as well as experience from his current and previously held senior-executive level positions and service on other public and private company boards.

Jeffrey W. Runge - Director

Dr. Runge has served on our Board of Directors since January 2011.  Dr. Runge has served as a member of the board of directors of Pharmathene, Inc. since December 2009. Dr. Runge is a Principal at The Chertoff Group, a firm providing advisory services in business risk management, homeland security and homeland defense. He is also the President and founder of Biologue, Inc., which provides consulting in biodefense, medical preparedness and injury prevention and control. From 2001 through August of 2008, Dr. Runge served in the Bush administration, first as the head of the National Highway Traffic Safety Administration, and, beginning in September 2005, as the Department of Homeland Security’s (DHS) first Chief Medical Officer. Dr. Runge founded the DHS Office of Health Affairs in 2007 and was confirmed by the Senate as DHS’ first Assistant Secretary for Health Affairs in December of 2007. Dr. Runge also served as Acting DHS Undersecretary for Science and Technology from February through August 2006. In his role at DHS, Dr. Runge oversaw the operations of the department’s biodefense activities, medical preparedness and workforce health protection, including managing DHS’ role in Project BioShield, working with the various federal departments on medical countermeasure assurance. Prior to joining DHS, Dr. Runge was Assistant Chairman of the Department of Emergency Medicine at the Carolinas Medical Center in Charlotte, NC, from 1984 through 2001. Dr. Runge earned his medical degree from the Medical University of South Carolina and his undergraduate degree from the University of the South.  Dr. Runge brings an invaluable background in the public sector to the Board of Directors, particularly with respect to his experience in the Bush administration as a founder of the DHS Office of Health Affairs, as well as his practical experience in the medical field.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, directors will be elected by a plurality of the votes cast at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Messrs. Turner, Pappajohn, Berger, Colloton, Crocker and Runge. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted “FOR” the election of the above listed nominees.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices the Company has adopted.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct which is applicable to all our directors, officers, employees, agents and representatives, including our principal executive officer and principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Company’s website at http://www.conmedinc.com under the “Investor Information” link.  The Company intends to post any amendments or waivers to its Code of Conduct (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) on its website.

Board Meetings

During fiscal year 2010, the Board of Directors held four meetings.  In addition, the Board of Directors took action by unanimous consent on three occasions.  During 2010, all directors attended at least 75% of the total number of meetings held by the Board and Board committees on which he served except Governor Terry Branstad who resigned from the Board of Directors on November 15, 2010.

Director Attendance at Annual Meetings

Directors are expected to attend annual meetings of stockholders, absent exigent circumstances that preclude their attendance.  Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.  At our 2010 annual meeting, all of our directors who were on the Board as of the date of that meeting attended in person.

Director Independence

As our Common Stock is listed on the NYSE Amex LLC (the “NYSE Amex”), we are subject to the rules of this exchange applicable to determining whether a director is independent. As a “smaller reporting company,” the exchange requires that at least 50% of the Board of Directors be considered independent, as determined by the Board. The Board has reviewed each of the directors’ relationships with the Company in conjunction with the NYSE Amex independence standards and has affirmatively determined that Messrs. Berger, Colloton, Crocker, Pappajohn and Runge, constituting a majority of our Board, are independent of management and free of any relationship that would interfere with their independent judgment as members on the Board of Directors.

Committees of the Board of Directors

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

The Audit Committee was formed in May 2007.  The Audit Committee is comprised of Edward Berger (Chairman), John Colloton and Charles Crocker. Under the director independence standards for audit committees of NYSE Amex listed companies, Messrs. Berger, Colloton and Crocker are independent.  The Board of Directors has determined that each member is financially sophisticated under Section 803(B)(2)(a) of the NYSE Amex Company Guide, which governs NYSE Amex listed companies. The Board of Directors has determined that Mr. Berger meets the SEC criteria of an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K.  The Audit Committee held four meetings in 2010.  Governor Terry Branstad served on the Audit Committee during 2010 until his resignation from the Board on November 15, 2010.

The Audit Committee operates under a charter that has been approved by the Board of Directors, which sets forth the functions and responsibilities of this committee.  The Audit Committee must review and reassess the adequacy of the charter on an annual basis.  The Audit Committee is responsible for matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing, overseeing, evaluating and approving the fees of our independent auditors, reviewing financial information which is included in our Annual Report on Form 10-K, as amended, discussions with management and the independent auditors of the results of the annual audit and our quarterly financial statements, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system.  The Audit Committee charter, as amended and approved by the Board, is available on the Company’s website at http://www.conmedinc.com under the “Investor Information” link.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of its independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. McGladrey & Pullen, LLP (“McGladrey”), as the Company’s independent auditors, are responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

In this context, we have met and held discussions with management for the fiscal year ended December 31, 2010. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed with management and the Company’s external auditors, McGladrey, the Company’s consolidated financial statements for the fiscal year ended December 31, 2010 and the Company’s internal control over financial reporting. We also discussed with McGladrey the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. McGladrey provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence, and we discussed McGladrey’s independence with them. In determining McGladrey’s independence, we considered whether their provision of non-audit services to the Company was compatible with maintaining independence. We received regular updates on McGladrey’s fees and the scope of audit and non-audit services they provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.

Based on our discussions with management and our external auditors, our review of the representations of management, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K. We also approved, subject to stockholder ratification, the selection of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2011.

Members of the Audit Committee:
Edward Berger (Chairman)
John Colloton
Charles Crocker

Compensation Committee

The Compensation Committee was formed in May 2007. The Compensation Committee is comprised of Messrs. Pappajohn (Chairman), Berger and Crocker. Under the NYSE Amex director independence standards, Messrs. Pappajohn, Berger and Crocker are independent.

The Compensation Committee is responsible for matters relating to the development, attraction and retention of the Company’s management and for matters relating to the Company’s compensation and benefits programs. As part of its responsibilities, this committee evaluates the performance and determines the compensation of the Company’s Chief Executive Officer and approves the compensation of other senior officers, as well as fixes and determines awards to employees of stock options, restricted stock and other types of stock-based awards.  The Chief Executive Officer is permitted to participate in a non-voting capacity in discussions or processes concerning the compensation of other executive officers, but may not participate in discussions concerning his own compensation.  The Compensation Committee has not yet adopted a compensation committee charter.

The Compensation Committee did not hold separate meetings in 2010.  Instead, compensation matters were approved at meetings of the Board of Directors or by written consent of the Board of Directors, including, in each case, by at least a majority of the independent directors.

Director Nomination Process

The Company does not currently have an active nominating committee or other committee performing similar functions, nor have we adopted a nominating committee charter. Under Section 804 of the NYSE Amex Company Guide, in the absence of a nominating committee, Board of Director nominations may be either selected, or recommended for the Board’s selection, by a majority of the independent directors of the Board.  Given our available resources and that the NYSE Amex does not require us to have a separate nominating committee, the Board of Directors has determined that it is in the Company’s best interest to have nominations recommended for the Board’s selection by a majority of the independent directors, and to have the full Board participate in the consideration of director nominees.

In general, when the Board of Directors determines that expansion of the board or replacement of a director is necessary or appropriate, the Board will conduct candidate interviews with members of management, consult with the candidate’s associates and through other means determine a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. While diversity may contribute to this overall evaluation, it is not considered by the Board of Directors as a separate or independent factor in identifying nominees for director.  The Company may identify candidates through recommendations made by directors, senior management or other third parties.  Charles Crocker and Jeffrey Runge, who joined the Board in November 2010 and January 2011, respectively, each were recommended by one of our non-management directors. The Board will consider director candidates nominated by stockholders during such times as the Company is actively considering appointing new directors. Candidates recommended by stockholders will be evaluated based on the same criteria described above.

Stockholders desiring to suggest a candidate for consideration must do so in accordance with the Company’s bylaws and the securities laws, and should send a letter to Thomas W. Fry, the Company’s Secretary, at the Company’s principal headquarters, 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, and include:  (a) a statement that the writer is a stockholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be a director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.  No person shall be eligible for election as a director of the Company unless nominated by the Board, or otherwise in accordance with these procedures.  Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders.

Stockholder Communications with Directors

Stockholders may communicate their comments or concerns in writing with members of the Board of Directors. Any such communication should be addressed to the attention of the Board of Directors, c/o Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Board Leadership Structure

Dr. Turner serves as both principal executive officer and Chairman of the Board of Directors. The Company does not have a lead independent director. Except for Dr. Turner, each of the other directors on the Board of Directors is independent, as defined by Section 803(A) of the NYSE Amex Company Guide, and our independent directors provide active and effective oversight of our operations. As of the date of this filing, the Company has determined that the leadership structure of its Board of Directors has permitted the Board to fulfill its duties effectively and efficiently and is appropriate given the size and scope of the Company and its financial condition.

Board of Directors’ Role in Risk Oversight

The Board of Directors is responsible for overseeing our executive management team in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through its committees.  Each member of the management team has direct access to the Board and its committees to ensure that all risk issues are frequently and openly communicated.  The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our executive management team regarding the assessment and management of risk. For example, the Board regularly reviews the Company’s critical strategic, operational, legal and financial risks with management to set the tone and direction for ensuring appropriate risk taking within the business.

In addition, financial risks are overseen by our Audit Committee, which meets separately with representatives of our independent auditors to determine whether any material financial risks or any deficiencies in our internal controls over financial reporting have been identified and, if so, the executive management team’s plans to rectify or mitigate these risks.  The Audit Committee also oversees risks related to the Company’s financial statements, the financial reporting process and accounting matters.

Our Board and its committees have access at all times to the Company’s management to discuss any matters of interest, including those related to risk. Those members of our executive management team who are most knowledgeable of the issues facing the Company also regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures. We believe that our Board leadership structure enables senior management to communicate identified risks to our Board and its committees and affords a free flow of communication regarding risk identification and mitigation.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has appointed McGladrey & Pullen, LLP as independent auditors for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2011 and stockholders are being asked to ratify such appointment.  McGladrey has no direct or indirect financial interest in the Company.

A representative of McGladrey is expected to be present in person or by electronic conferencing at the Annual Meeting, and will be afforded an opportunity to make a statement at the Annual Meeting if the representative desires to do so. It is also expected that such representative will be available at the Annual Meeting to respond to appropriate questions by stockholders.

Vote Required

The affirmative vote of holders of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2011.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider its appointment.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2011. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the ratification of the selection of McGladrey as independent auditors for the Company for the fiscal year ending December 31, 2011.

Information about Fees Billed by Independent Auditors

The following table sets forth fees billed to us for professional services by McGladrey and its affiliate, RSM McGladrey, Inc., during the period covering the fiscal years ended December 31, 2010 and 2009:

Description	2010	2009

Audit Fees (i)	$117,000	$118,000

Audit-Related Fees (ii)	$16,875	$27,300

Tax Fees (iii)	$23,712	$34,400

All Other Fees	$0	$0

(i)
Audit Fees to McGladrey consist of fees for professional services rendered for the audit of the Company’s financial statements, review of the 10-K filing, and review of the financial statements included in the Company’s quarterly reports.

(ii)	Audit-related fees to McGladrey related to work performed on forms S-3 and S-8 and audit of the 401(k) plan.

(iii)	Tax fees to RSM McGladrey, Inc. consist of compliance fees for the preparation of federal and state tax returns and consulting and analysis on various other tax matters.

For the year ended December 31, 2010, the Company incurred no professional fees to its independent auditors with respect to other services.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last two fiscal years awarded to, earned by, or paid to our Chief Executive Officer and the two most highly paid executive officers serving as such for the year ended December 31, 2010 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards 1 ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard W. Turner 2	2010	300,000	150,000	—	—	—	—	11,858	461,858
Chairman & Chief	2009	287,654	90,000	—	—	—	—	11,918	389,752
Executive Officer

Stephen B. Goldberg 3	2010	301,350	108,571	—	259,417	—	—	8,871	678,209
Executive Vice President &
President of CMHS

Thomas W. Fry 4	2010	202,404	45,000	—	27,070	—	—	36,160	310,634
Senior Vice President, Chief	2009	202,096	37,000	—	28,798	—	—	30,738	298,632
Financial Officer and Secretary

1 This column shows the aggregate grant date fair value of equity awards granted in fiscal year 2010 and 2009, respectively, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. For more information concerning the assumptions used for these calculations, please refer to Note 7 of the Notes to the Consolidated Financial Statements included in the 2010 Annual Report on Form 10-K filed with the SEC on March 24, 2011.

2 Dr. Turner’s “All Other Compensation” for 2009 and 2010 includes $5,044 and $5,538, respectively, in employer contributions for 401(k) retirement plan, $856 and $882, respectively, for travel expenses, and $6,018 and $5,438, respectively, for use of a Company-leased apartment.  The incremental cost of the apartment is determined by the lease cost apportioned to the executive based upon the number of days occupied.

3 Dr. Goldberg’s “Option Awards” reflect options from the 2007 Stock Option Plan, as amended (the “2007 Plan”) awarded on July 22, 2010 and November 16, 2010 to purchase 25,000 and 90,000 shares, respectively, of the Company’s Common Stock at an exercise price of $3.42 and $3.40, respectively, per share. The options expire on July 20, 2020 and November 14, 2020, respectively, and are contingent upon Mr. Goldberg’s continued employment with the Company.

4 Mr. Fry’s “Option Awards” reflect options from the 2007 Plan awarded on February 27, 2009, December 15, 2009 and November 16, 2010 to purchase 5,000, 10,000 and 12,000 shares, respectively, of the Company’s Common Stock at an exercise price of $2.35, $3.19 and $3.40, respectively, per share. The options expire on February 26, 2019, December 14, 2019 and November 14, 2020, respectively, and are contingent upon Mr. Fry’s continued employment with the Company.  The amount included under “All Other Compensation” for 2009 and 2010 includes $6,654 and $6,770, respectively, in employer contributions for 401(k) retirement plan, $19,813 and $24,312, respectively, for travel expenses and $4,271 and $5,078, respectively, for use of a Company-leased apartment.  The incremental cost of the apartment is determined by the lease cost apportioned to the executive based upon the number of days occupied.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Named Executive Officers

The Company has entered into employment agreements with Richard W. Turner and Stephen B. Goldberg and has entered into a letter of employment with Thomas W. Fry.

Richard W. Turner – Chief Executive Officer

Richard W. Turner serves as Chief Executive Officer of the Company under an employment agreement that was entered into on January 26, 2007.  The initial term of Dr. Turner’s employment was for a period commencing on the first business day following the later to occur of June 1, 2006 or the closing of the merger between the Company and Conmed, Inc. and ending on the one year anniversary of such commencement date.  The agreement is automatically renewed for successive one-year periods thereafter, unless earlier terminated by the terms of the employment agreement.

Under the employment agreement, Dr. Turner is entitled to an initial base salary of $235,800, subject to adjustment upward by the Board of Directors.  Dr. Turner’s base salary was increased to $300,000 in 2010.  Dr. Turner is also entitled to an annual bonus with a target of fifty (50) percent of his base salary to be determined and paid on or at the later of (i) the end of the first fiscal quarter of the Company following the end of the period for which the bonus was earned, or (ii) upon the issuance of the independent auditors report for the period ending when the bonus was earned.  Dr. Turner is eligible to receive options to purchase shares of the Company’s Common Stock from time to time.  In connection with signing the employment agreement, Dr. Turner received an option to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $2.01, which options vested over a period of four years, with 100,000 options having vested immediately upon issue of the award, 225,000 options having vested on January 26, 2008 and 18,750 options having vested after each month thereafter for the next 36 months.  Dr. Turner is entitled to reimbursement for certain reasonable expenses, including but not limited to the expenses incurred for obtaining and maintaining a furnished rental apartment.

Pursuant to the employment agreement, the Company may terminate Dr. Turner’s employment with or without cause (as defined in the employment agreement) and Dr. Turner may terminate it with or without good reason (as defined in the employment agreement).

Under the employment agreement, upon termination of Dr. Turner’s employment due to death, the Company will continue to pay his base salary to his estate for a period of 90 days after his death.  Upon termination of Dr. Turner’s employment (i) due to his inability to continue to perform his assigned duties as a result of injury, illness or disability for a continuous period exceeding 90 days or 180 out of 360 days, (ii) without cause or (iii) for good reason, the Company will pay Dr. Turner an amount equal to the then applicable base salary, excluding bonus, for a period of six months after termination.

In the event of a change of control (as defined in the employment agreement) of the Company, all options and other equity incentives then granted to Dr. Turner, if any, which are unvested at the date of the change of control will immediately vest and be exercisable.  In the event of a termination of Dr. Turner’s employment by the Company with or without cause or by Dr. Turner with or without good reason within 12 months following a change of control, the Company will pay Dr. Turner, in lieu of the termination payments described in the immediately preceding paragraph and in addition to any benefits, reimbursement expenses, earned and unpaid salary and bonus amount owed to Dr. Turner, a severance amount, payable in a lump sum immediately upon the later of such termination of employment or Dr. Turner’s execution of a release, equal to 12 months’ base compensation, plus an amount equal to the prior year bonus.

Under the employment agreement, Dr. Turner is subject to covenants not to compete and not to solicit customers or employees of the Company for 12 months following the termination of his employment.

Stephen B. Goldberg – Executive Vice President and President of Correctional Mental Health Services

Stephen B. Goldberg serves as President of Correctional Mental Health Services, LLC (“CMHS”) under an employment agreement that was entered into on November 4, 2008.  In July 2010, Dr. Goldberg was appointed to the additional position of Executive Vice President of the Company. The initial term of Dr Goldberg’s employment was for a period commencing on November 5, 2008 (the first business day following the closing of the Stock Purchase Agreement, dated as of November 4, 2008, between the Company and Conmed, Inc., pursuant to which the Company purchased all of the outstanding equity interests of CMHS from Dr. Goldberg), and ending on the two year anniversary of such commencement date.  The agreement is automatically renewed for three successive one-year periods thereafter, unless earlier terminated by the terms of the employment agreement.

Under the employment agreement, Dr. Goldberg is entitled to an initial base salary of $280,000 or such greater amount as may be determined by the Board of Directors. Dr. Goldberg’s base salary is increased on an annual basis by five (5) percent.  Dr. Goldberg is also entitled to annual bonus compensation guaranteed to be an amount equal to twenty-five (25) percent of his annual base salary received for the most recent completed fiscal year. Each annual bonus compensation payment is payable in four quarterly installments.  In connection with signing the employment agreement, Dr. Goldberg received an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $2.30, which options vested over a period of four years, with the first twenty-five (25) percent of such options having vested on the one year anniversary of the award and 1/36 of the remaining options to vest monthly thereafter until fully vested.  Dr. Goldberg is entitled to reimbursement for all reasonable expenses in accordance with the Company’s policy for executives.

Pursuant to the employment agreement, the Company may terminate Dr. Goldberg’s employment with or without cause (as defined in the employment agreement), Dr. Goldberg may terminate his employment agreement with or without good reason (as defined in the employment agreement) and Dr. Goldberg’s employment may otherwise be terminated due to death, or due to his inability to continue to perform his assigned duties as a result of injury, illness or disability for a continuous period exceeding 90 days or 180 out of 360 days.

Under the employment agreement, upon termination of Dr. Goldberg’s employment for any reason he will be paid all base salary owed and unpaid through the date of termination. In addition, upon his termination for any reason other than for cause the Company shall for a period of six months after termination provide monthly or biweekly severance amounts equal to his then applicable base salary. Upon a termination of Dr. Goldberg’s employment due to death, by the Company without cause, or by Dr. Goldberg for good reason, Dr. Goldberg will also be paid, on a pro rata basis, any bonus compensation then due, owing and unpaid up and until the date of termination.

Under the terms of an amendment to the Stock Purchase Agreement, dated as of November 16, 2010 between Dr. Goldberg and the Company, certain earnout provisions of the Stock Purchase Agreement were removed.  As consideration for the removal of such earnout provisions, Dr. Goldberg was paid $60,000 in settlement, and also became entitled to participate in the Company’s bonus compensation plan with a target of up to thirty (30) percent of Dr. Goldberg’s annual base salary for the applicable year.  The actual amount of such additional bonus award shall be determined by the Board of Directors, after consultation with Dr. Goldberg, and will be based upon the Board’s discretion and assessment of Dr. Goldberg’s performance, and that of the Company, against goals established annually by the Chief Financial Officer, Chief Executive Officer and the Compensation Committee.  Dr. Goldberg was also awarded an option to purchase 90,000 shares of the Company’s Common Stock at an exercise price of $3.32, which options will vest over a period of four years, with the first twenty-five (25) percent of such options to vest on the one year anniversary of the award and 1/36 of the remaining options to vest monthly thereafter until fully vested.

Under the employment agreement, Dr. Goldberg is subject to covenants not to compete and not to solicit customers or employees of the Company for three years following the termination of his employment.

Thomas W. Fry – Senior Vice President, Chief Financial Officer and Secretary

Thomas W. Fry serves as Chief Financial Officer and Secretary of the Company under a letter of employment entered into on August 21, 2006, with a commencement date of September 25, 2006.  In December 2009, Mr. Fry was appointed to the additional position of Senior Vice President. Mr. Fry is an employee-at-will with the Company.  Both Mr. Fry and the Company retain the right to terminate Mr. Fry’s employment at any time, with or without notice or cause.  Under the initial letter of employment, Mr. Fry is entitled to a base salary of $175,000, subject to adjustment based on annual performance and compensation reviews, as well as an annual bonus with a target of twenty (20) percent of his base salary.  Mr. Fry’s base salary was increased to $210,000 in November 2010.

In connection with his employment, Mr. Fry was recommended to participate in the Company’s stock option plan.  Mr. Fry was awarded an initial option grant to purchase 118,000 shares of the Company’s Common Stock, which options will vest over a period of four years, with the first twenty-five (25) percent of such options to vest on the one year anniversary of Mr. Fry’s hire date, and 1/36 of the remaining options vest monthly thereafter until fully vested.  In connection with the appointment to the additional position of Senior Vice President and the additional responsibilities given to Mr. Fry pursuant to such appointment, he was awarded an option grant to purchase 10,000 shares of the Company’s Common Stock, which options will vest over a period of four years, with the first twenty-five (25) percent of such options to vest on the one year anniversary of Mr. Fry’s appointment date, and 1/36 of the remaining options to vest monthly thereafter until fully vested. In November 2010 Mr. Fry was awarded an additional option grant to purchase 12,500 shares of the Company’s Common Stock, which options will vest over a period of four years, with the first twenty-five (25) percent of such options to vest on the one year anniversary of the award and 1/36 of the remaining options to vest monthly thereafter until fully vested.

In the event Mr. Fry is terminated without cause (as defined in the amendment to his employment letter), the Company will pay Mr. Fry monthly or biweekly severance amounts equal to his then applicable base compensation for a period of six (6) months after termination. In addition, in the event that Mr. Fry is terminated within twelve (12) months following a change in control (as defined in the amendment to his employment letter) he is entitled to a severance amount equal to twelve (12) months of his then applicable base compensation payable in a lump sum immediately upon termination.

Under the employment agreement, Mr. Fry is subject to covenants not to compete and not to solicit customers or employees of the Company for two (2) years following the termination of his employment.

Annual Bonus Compensation

Each of the Named Executive Officers is eligible to receive an annual bonus.  The actual amount of the bonus awarded to each Named Executive Officer is determined by the Company’s Board of Directors, and with respect to all compensation other than that of the Chief Executive Officer, after consultation with the Chief Executive Officer.

In determining the amount of the bonus to be awarded for each of the Named Executive Officers, the Board does not rely on any specific formula, benchmarking or pre-determined targets, other than the targets set forth in the Named Executive Officer’s employment agreement or arrangement. The Board focuses primarily on its subjective determination of the performance of the individual Named Executive Officer, as well as on the performance of the Company, which includes a review of the Company’s actual and estimated results of operations for the current year, operating results and bonus compensation from prior years.  The Board also takes into account the Named Executive Officer’s responsibilities, as well as the services rendered by the Named Executive Officer to the Company.

Each of the Named Executive Officer’s target bonus amounts are as follows:

•	Dr. Turner is eligible annually for a bonus determined by the Board equal to a value of up to 50% of his annual base salary.

•	Dr. Goldberg is eligible annually for a bonus determined by the Board equal to a value of up to 30% of his annual base salary.

•	Mr. Fry is eligible annually for a bonus determined by the Board equal to a value of up to 20% of his annual base salary.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to the stock options and restricted stock units held by the Named Executive Officers as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard W. Turner
Chairman & Chief Executive	981,250	2	18,750	1	—	2.01	01/14/17	—	—	—	—
Officer

Stephen B. Goldberg	27,083	2	22,917	2	—	2.30	11/04/18	—	—	—	—
Executive Vice	—		25,000	3	—	3.42	07/21/20	—	—	—	—
President &	—		90,000	4	—	3.40	11/15/20	—	—	—	—
President, CMHS

Thomas W. Fry	115,542	5	2,458	5	—	2.01	01/14/17	—	—	—	—
Senior Vice	2,917	6	2,083	6	—	2.40	08/25/18	—	—	—	—
President, Chief	2,292	7	2,708	7	—	2.35	02/27/19	—	—	—	—
Financial Officer	2,500	8	7,500	8	—	3.19	12/15/19	—	—	—	—
and Secretary	—		12,000	9	—	3.40	11/15/20	—	—	—	—

1 100,000 of these options vested immediately upon issue on January 15, 2007 and the remainder of these options vest over four years based on the following schedule: 225,000 on January 15, 2008 and 18,750 on the 15th of each month for the following 36 months.

2 These options vest over four years based on the following schedule: 12,500 on November 4, 2009 and 1,042 on the 4th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

3 These options vest over four years based on the following schedule: 6,250 on July 22, 2011 and 521 on the 22nd of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

4 These options vest over four years based on the following schedule: 22,500 on November 16, 2011 and 1,875 on the 16th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

5 These options vest over four years based on the following schedule: 29,500 on January 15, 2008 and 2,458 on the 15th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

6 These options vest over four years based on the following schedule: 1,250 on August 26, 2009 and 104 on the 26th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

7 These options vest over four years based on the following schedule: 1,250 on February 27, 2010 and 104 on the 27th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

8 These options vest over four years based on the following schedule: 2,500 on December 15, 2010 and 208 on the 15th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

9 These options vest over four years based on the following schedule: 3,000 on November 16, 2011 and 250 on the 16th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

During the fiscal year ended December 31, 2010, the directors received total compensation as shown in the following table:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash 1 ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Richard W. Turner,
Chairman	—	—	—	—	—	—	—

John Pappajohn	4,000	—	—	—	—	—	4,000

Edward B. Berger	3,000	—	—	—	—	—	3,000

Terry E. Branstad2	1,000	—	—	—	—	—	1,000

John W. Colloton	4,000	—	—	—	—	—	4,000

Charles Crocker3	1,000	—	90,232	—	—	—	91,232

1 A fee of $1,000 is paid to each director who is not an officer or employee of the Company for attending, in person, a regularly scheduled or special meeting of the Board of Directors and $500 if the director participates in the meeting via conference call. A fee of $500 is paid to each outside director for attending in person a regularly scheduled or special committee meeting if the meeting is held on a different day than the Board meeting. Additionally, a one-time grant of 40,000 non-qualified stock options to outside directors is issued on the date of their initial appointment to the Board of Directors with an exercise price equal to the fair market value of the stock subject to the option on the date of grant, vesting over three years and contingent upon their continued service on the Board. The Company will reimburse all directors for approved board related business travel expenses along with other board related approved business expenses according to Company policy. This fee structure is for outside directors only and does not include employees of the Company attending board or committee meetings.

2 Governor Branstad served on the Board of Directors until November 15, 2010.

3 Mr. Crocker joined the Board of Directors on November 16, 2010.

The table below provides the aggregate number of stock options outstanding at December 31, 2010 held by each non-employee director listed above:

Name	Stock Options (in shares)

John Pappajohn	40,000
Edward B. Berger	40,000
Terry E. Branstad	40,000
John W. Colloton	40,000
Charles Crocker	40,000

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the SEC and each national securities exchange on which such securities are listed. Officers, directors and persons holding greater than ten percent of the outstanding shares of a class of Section 12-registered equity securities (“Reporting Persons”) are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act to the Company. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2010, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 20, 2011 as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock, each of our directors, each of our Named Executive Officers, and all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.  Unless otherwise noted, the address of all the individuals named below is c/o Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock(2)	% of Class (3)
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
John Pappajohn (4)	2,598,342	20.2%
Richard W. Turner (5)	1,010,000	7.3%
Stephen B. Goldberg (6)	111,411	*
Thomas W. Fry (7)	128,001	*
Edward B. Berger (8)	55,000	*
John W. Colloton (9)	40,000	*
Charles Crocker	0	*
Jeffrey W. Runge	0	*
All directors and Named Executive Officers as a group (8 persons)	3,942,754	27.9%

OTHER 5% OR MORE STOCKHOLDERS

Gainsborough, LLC 420 Bedford Street, Suite 110 Lexington MA, 02420	811,301	6.3%

Lehman Brothers Holdings, Inc (10) 745 Seventh Avenue New York, NY 10019	2,666,667	19.7%

James H. Desnick, M.D. (11) Medical Management of America, Inc. P.O. Box 1759 Highland Park, IL 60035-1759	1,209,870	9.4%

(1) Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2) In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 20, 2011 pursuant to options, warrants, conversion privileges or other rights as of such date. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.

(3) Based on 12,846,288 outstanding shares of Common Stock as of April 20, 2011.

(4) Mr. Pappajohn’s beneficial ownership includes 5,000 shares of Common Stock held by Halkis, Ltd and 5,496 shares of Common Stock held by the John and Mary Pappajohn Scholarship Foundation, both affiliates of Mr. Pappajohn, and 2,547,846 shares of Common Stock plus options issued under the 2007 Plan to purchase 40,000 shares of Common Stock at $2.55 per share.

(5) Dr. Turner’s beneficial ownership includes 10,000 shares of Common Stock and options issued under the 2007 Plan to purchase 1,000,000 shares of Common Stock at $2.01 per share.

(6) Dr. Goldberg’s beneficial ownership includes 79,119 shares of Common Stock and options issued under the 2007 Plan to purchase 32,292 shares of Common Stock at $2.30 per share.

(7) Mr. Fry’s beneficial ownership includes options issued under the 2007 Plan to purchase 118,000 shares, 3,438 shares, 2,813 shares and 3,750 shares of Common Stock at $2.01, $2.40, $2.35 and $3.19 per share, respectively.

(8) Mr. Berger’s beneficial ownership includes 15,000 shares of Common Stock and options issued under the 2007 Plan to purchase 40,000 shares of Common Stock at $3.30 per share.

(9) Mr. Colloton’s beneficial ownership includes options issued under the 2007 Plan to purchase 40,000 shares of Common Stock at $3.10 per share.

(10) Based upon information obtained from the Schedule 13G filed with the SEC on March 23, 2007. Includes 500,000 shares of Common Stock issuable upon exercise of warrants at $0.30 per share and 166,667 shares of Common Stock issuable upon exercise of warrants at $2.50 per share.

(11) Based upon information obtained from the Schedule 13D/A filed with the SEC on June 8, 2009. Includes 91,570 shares of Common Stock issuable upon exercise of warrants at $0.30 per share.

Certain Relationships and Related Party Transactions

To the best of our knowledge, since the beginning of fiscal year 2010, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any stockholder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

OTHER MATTERS

Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

Stockholder Proposals for the 2012 Annual Meeting and General Communications

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials at the Company’s 2012 annual meeting of stockholders, it must be received at our principal executive offices, 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, Attention: Secretary, not later than December 27, 2011. In order to avoid controversy, stockholders should submit proposals by means (including electronic), that permit them to prove the date of delivery

If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 12, 2012, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s annual meeting. If the Board changes the date of next year’s annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

/s/ Richard W. Turner, Ph.D.
Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer
April 20, 2011

ANNUAL MEETING OF STOCKHOLDERS OF
CONMED HEALTHCARE MANAGEMENT, INC.
TO BE HELD MAY 24, 2011

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air
There are three major airports in the metropolitan area:  LaGuardia Airport (which is closest in the NYC Borough of Queens), John F. Kennedy International Airport (on Long Island) and Newark International Airport (in Newark, NJ).  From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)
Walk north on Seventh Avenue to 45th Street and make a right onto 45th Street.  Walk one avenue east to Avenue of the Americas (6th Avenue).  1177 Avenue of the Americas is on your near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)
Walk north on Eighth Avenue to 45th Street and make a right onto 45th Street.  Walk three avenues east to Avenue of the Americas (6th Avenue).  1177 Avenue of the Americas is on your near left corner of 45th.

From Grand Central Station (Hub for MetroNorth - Connecticut and Westchester)
Walk west two and a half avenues up 42nd Street to Avenue of the Americas (6th Avenue). Make a right on 42nd Street and Avenue of the Americas.  Walk three blocks north on Avenue of Americas to #1177.

Nearest Subway Stations
The B, D, F and M trains all go to 47th and 50th Streets/Rockefeller Center. The A, C, E, 7, 1, 2, 3, N, R and Q trains all go to 42nd Street/Times Square (Broadway and Seventh Avenues). The 4, 5, 6 and 7 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking
The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas (6th Avenue), right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets.  Reception is on the 29th Floor.

CONMED HEALTHCARE MANAGEMENT, INC.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CONMED HEALTHCARE MANAGEMENT, INC.

The undersigned hereby appoint(s) Richard Turner and Thomas Fry with the power of substitution and resubstitution to vote any and all shares of capital stock of Conmed Healthcare Management, Inc. (the “Company”) which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Tuesday, May 24, 2011, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

1.	ELECTION OF DIRECTORS

VOTE
	FOR ALL nominees listed below EXCEPT as marked to the contrary below		WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name below.)

John Pappajohn, Richard W. Turner, Edward B. Berger, John W. Colloton, Jeffrey W. Runge and Charles Crocker

2.	RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2011.
	FOR the ratification of the appointment of McGladrey & Pullen LLP		AGAINST		ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all the nominees for director listed in Proposal 1 and FOR Proposal 2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope.
Dated:
Signature:
Signature if jointly owned:
Print name:

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE